Exhibit 10.24

September 14, 2004

John F. Shanley

Re:	Debt Forgiveness

Dear Mr. Shanley,

On August 2, 2002, you executed a Secured Promissory Note in favor of Conor Medsystems, Inc. (the “Company”), in the principal amount of $100,000.00 (the “Note”). The outstanding balance on the Note as of the date hereof is $111,073.63 (the “Balance”). This letter serves to notify you that the Company is hereby canceling the Balance, and $111,073.63 will be reported on Form W-2 as cancellation of indebtedness income.

Enclosed herewith is the cancelled Note. We have retained a copy for our records. Please sign and date this letter to acknowledge your receipt of the same, and return it to me at your earliest convenience.

Sincerely,

CONOR MEDSYSTEMS, INC.

By:	/s/ FRANK LITVACK
FRANK LITVACK, M.D. CHIEF EXECUTIVE OFFICER

Acknowledged:

/s/ John F. Shanley	September 15, 2004
Signature	Date